Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-255147 and No. 333-256925) and Form S-3 (No. 333-266071) of Perpetua Resources Corp. of our report dated March 16, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

March 16, 2023